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                                                                    EXHIBIT 10.4

This Agreement is made between:

(1) THE ASSOCIATED OCTEL COMPANY LIMITED having its registered office at Suite 2, 4th Floor, Berkeley Square House, Berkeley Square, London, W1X 6DT, England ("Buyer"); and,

(2) GREAT LAKES CHEMICAL (EUROPE) LIMITED having its registered office at Groat Avenue, Aycliffe Industrial Estate, Newton Aycliffe, Durham, DL5 5HA ("Seller").

WHEREAS:

A) Buyer is in need of anhydrous hydrogen bromide conforming to the specification set out in Appendix 1 ("Product") for the manufacture of EDDS; and,

B)       Seller desires to supply the Product to Buyer; and,

C)       Buyer desires to purchase the Product from Seller;

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, THE UNDERTAKINGS OF THE PARTIES PURSUANT TO THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, IT IS AGREED AS FOLLOWS:

1.       TERM

         1.1 The Term of this Agreement shall commence on the Distribution Date (as defined in the Transfer and Distribution Agreement) and shall end on December 31, 2002 ("Term"). Thereafter, the Term shall automatically extend from year to year, except that either Party may terminate this Agreement effective on December 31, 2002, or on any subsequent anniversary of that date, by providing written notice to the other Party at least twelve months' prior to the date on which termination is to become effective.

2.       QUANTITY

         2.1      Buyer will purchase Product from Seller.

         2.2      Buyer's estimated needs for Product are set forth on Appendix
                  2.

         2.3 At least three months before the end of each calendar year, Buyer shall provide a forecast of its anticipated purchases of Product during the forthcoming calendar year broken down by calendar quarter and shall update its forecast requirements on a quarterly basis for the remainder of the year in question.

3.       QUALITY



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         3.1      All Product supplied shall conform to the specification shown in Appendix 1 or any other specification substituted by written agreement between the parties, as determined by the analytical methods shown in Appendix 1 or by any other analytical methods substituted by written agreement between the parties ("the Product Specification").

         3.2 Each separate lot of Product supplied shall be in a homogenous state immediately prior to being delivered.

         3.3 All Product delivered shall be accompanied by a certificate of analysis signed and dated on behalf of the Seller showing the lot number, weight, order number and quality parameters as defined in Appendix 1.

         3.4 Buyer shall, at Buyer's expense, upon giving reasonable notice to Seller, have the right to inspect Seller's quality assurance procedures as a quality assurance audit.

         3.5 Seller shall not make any change in process, facilities, or raw materials used to manufacture Product in accordance with ISO procedures, except with the prior consent of Buyer which shall not be unreasonably withheld.

4.        INSPECTION AND LIABILITY LIMITATION

         4.1 Promptly after receiving each shipment of Product, Buyer shall examine such Product for any damage, defect, non-conformance or shortage. Buyer shall notify Seller within thirty (30) days of receipt of Product if the Product does not comply with the Product Specification and Seller shall, upon Buyer's request and as soon as reasonably possible, replace the non-conforming Product with Product meeting the Product Specification. Failure of Buyer to notify Seller within the thirty (30) day period of non-conformity with such specification shall constitute irrevocable acceptance of Product by Buyer and shall ban Buyer from making any claim that such Product is non-conforming in any respect (under any theory, including without limitation, negligence, strict liability, contract, warranty or otherwise).

         4.2 Except for breaches of the warranties in Section 11, Buyer's exclusive remedy shall be for damages, and Seller's total liability for any and all losses and damages arising out of any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) shall in no event exceed the price under this Agreement for the quantity of Product in respect to which such cause arises, or at Seller's




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                  option, the replacement of such Product, and in no event shall
                  Seller be liable for incidental, consequential or punitive damages resulting from any such cause.

         4.3 If either Party furnishes technical or other advice to the other Party, whether or not at the request of the Party receiving the technical or other advice, with respect to processing, further manufacture, other use or resale of the Products, the Party supplying the advice shall not be liable for, and the Party receiving the advice assumes all risk of, such advice and the results which flow from it.

5.       PRICES

         5.1 The pricing for product supplied shall, unless otherwise agreed in writing, be the pricing shown in Appendix 3.

         5.2 The pricing shown on Appendix 3 does not include value added tax now or hereafter levied, which shall be for Buyer's account. Neither Party shall be liable for any tax imposed upon the other Party's income or privilege of doing business.

6.       PURCHASE ORDERS

         6.1 Buyer shall purchase Product from Seller as evenly as possible during the course of each year consistent with its needs. Buyer shall place written orders on Seller for Product not less than thirty days before the required delivery date and Seller shall deliver such Product in accordance with Buyer's orders. Seller's maximum delivery obligation hereunder is set forth in section App. 4.1 of Appendix 4.

7.       DELIVERIES

         7.1 Seller shall deliver Product in approved cylinders supplied by Seller.

         7.2 Delivery shall be made CPT (Incoterms, 1990) Buyer's plant at Ellesmere Port. Title shall pass upon delivery.

8.       INVOICES

         8.1 Invoices shall be submitted to Buyer at P.O. Box 17, Oil Sites Road, Ellesmere Port, South Wirral, L65 4HF, England or such other address as Buyer shall notify to Seller.





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9.       TERMS OF PAYMENT

         9.1 Payment shall be made on or before the 30th day of the month following the month of invoice by electronic transfer to a bank account nominated in writing by Seller to Buyer.

10.      ADDITIONAL MATTERS

         10.1 Buyer and Seller shall have the rights set forth in section App. 4.2 of Appendix 4

         10.2 Buyer and Seller shall have the rights set forth in section App. 4.3 of Appendix 4.

11.      INTELLECTUAL PROPERTY RIGHTS

         11.1 Seller warrants to Buyer that the manufacture and delivery of Product will not infringe any patent, trademark, copyright, trade secret or other intellectual property rights of any third party in any jurisdiction . Buyer warrants to Seller that use, reuse, further manufacture, sale or resale of the Product will not infringe the patent, trademark, copyright, trade secret or other intellectual property rights of any third party in any jurisdiction. Each Party (the Indemnifying Party) shall defend, indemnify, and save harmless the other Party, its Affiliates, and their respective officers, directors and employees from and against any loss, damage, liability or expense (including attorneys fees) arising from any breach of either of the foregoing warranties made by the Indemnifying Party.

12.      FORCE MAJEURE

         12.1 Seller's failure or inability to make, or Buyer's failure or inability to take or be able to use, any delivery or deliveries when due, or the failure or inability of either party to effect timely performance of any other obligation required of it hereunder, if caused by a "force majeure" as hereinafter defined, shall not constitute a default hereunder or subject the party affected by the force majeure to any liability to the other; provided, however, that such excuse for the force majeure shall only apply if (a) the party so affected shall promptly notify the other of the existence thereof, of its expected duration, and of the estimated effect thereof upon its ability to perform its obligations hereunder, and (b) such party proceeds in a commercially reasonable manner to overcome the same promptly. Such party shall promptly notify the other party when such force majeure



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                  circumstance has ceased to affect its ability to perform its obligations hereunder. The quantity to be delivered hereunder shall be reduced to the extent of the deliveries omitted for such cause or causes, unless both parties agree that the total quantity to be delivered hereunder shall remain unchanged. During a force majeure period, Seller will allocate its total production of such goods among its various requirements therefore (e.g., manufacturing and sales) in an equitable manner. During the time that Seller is unable to make deliveries or otherwise perform, it shall not be obligated to procure, or to use its best efforts to procure, any quantity of goods sold hereunder from any alternate producer or supplier. As used herein, the term "force majeure" shall mean and include any act of God, nature or the public enemy; accident; explosion; operational malfunction or interruption; fire; storm; earthquake; flood; drought; perils of the sea; strikes; lockouts or labor disputes; riots; sabotage; embargo; war (whether or not declared and whether or not the United Kingdom is a participant); legal restriction or limitation or compliance therewith; failure or delay of transportation; shortage of, or inability to obtain, raw materials, supplies, equipment, fuel, power, labor, or other operational necessity; interruption or curtailment of power supply; or any other circumstance beyond the reasonable control of the party affected thereby. A party shall not be required to resolve labor disputes, or disputes with suppliers of raw materials, supplies, equipment, fuel or power, except in accordance with such party's business judgment as to its best interest.

13.      TERMINATION

         13.1 Either Party shall have the right to terminate this Agreement effective upon written notice to the other Party (the Defaulting Party) if one or more of the following described events of default shall occur:

                  13.1.1 the Defaulting Party shall fail to materially comply with any term or requirement contained in this Agreement and such failure to comply shall not have been cured thirty (30) days after written notice thereof to the Defaulting Party provided, however, that: (1) in the event a failure to comply cannot be cured within thirty days, this Agreement shall not be subject to termination under this provision if the Defaulting Party commences, and thereafter diligently pursues, a cure within the thirty day period; and, (2) no advance written notice or opportunity to cure shall be necessary in order to terminate this Agreement pursuant to Sections 13.1.2 through 13.1.7; or

                  13.1.2 the filing by the Defaulting Party of a voluntary petition in



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                           bankruptcy or a voluntary petition or answer seeking
                           reorganization, rearrangement or readjustment of its debts or for any other relief under the bankruptcy or insolvency act or law of any jurisdiction, now or hereafter existing, or any other agreement by the Defaulting Party indicating consent to, approval or acquiescence in, any such petition or proceeding; or

                  13.1.3 the application by the Defaulting Party or the consent or acquiescence of the Defaulting Party in the appointment of a receiver or trustee for all or a substantial part of any of its properties; or

                  13.1.4 The making by the Defaulting Party of a general assignment for the benefit of creditors; or

                  13.1.5 the inability of the Defaulting Party or the admission of the Defaulting Party in writing of its inability to pay its debts as they mature; or

                  13.1.6 the filing of an involuntary petition against the Defaulting Party seeking reorganization, rearrangement or readjustment of its debts, or for any other relief under the bankruptcy or insolvency act or law of any jurisdiction, now or hereafter existing, or the involuntary appointment of a receiver or trustee of the Defaulting Party for all or a substantial part of its property or assets, or the issuance of a warrant of attachment or execution of similar process against a substantial part of the property of the Defaulting Party and the continuance of such for sixty (60) days undismissed or undischarged; provided, however, that in the event of an appointment of a receiver or trustee, this Agreement shall not terminate if the receiver or trustee agrees to assume the Defaulting Party's liabilities and obligations under this Agreement; or

                  13.1.7 the assignment by the Defaulting Party of this Agreement or any of its rights under this Agreement in violation of Paragraph 17 (ASSIGNMENTS).

         13.2 Rights Surviving Termination. The termination of this Agreement shall not affect the rights and liabilities of either Party arising during the period for which it is effective or release either from the obligation to pay arising under this Agreement during its effective period.

14.      ENTIRE AGREEMENT, MODIFICATION


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         14.1     This Agreement constitutes the entire understanding between the parties and there are no other agreements or understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

         14.2 The Parties contemplate that, from time to time during the term of this Agreement, either or both of the Parties will utilize various documents in order to conveniently facilitate the purchase and delivery of Product, and that these documents (including, but not limited to, purchase orders, delivery orders and negotiable and non-negotiable instruments of title) may include terms and conditions different from those of this Agreement. The Parties agree that these documents shall not modify the terms and conditions of this Agreement, and that terms and conditions contained in such documents which purport to modify this Agreement shall have no force or effect. The Parties also contemplate that there will be routine dealings between their employees. Each party acknowledges that the employees of the other party have no authority to waive, modify or interpret this Agreement. Each party agrees that statements, representations, warranties and promises of the other party's employees supplemental to, or varying from, the terms and conditions of this Agreement shall not be binding and each party shall conduct its business without reliance upon or regard to such statements, representations, warranties and promises.

         14.3 This Agreement may be modified only by a written document signed by both of the Parties which specifically references this Section 14 and this subsection 14.3 cannot be orally waived or modified.




15.       WAIVER

         15.1 No waiver, acquiescence or forbearance by either party hereto of any breach or default this Agreement, and no course of conduct or dealings between the parties which varies from the terms and conditions of this Agreement, shall: (i) be deemed a waiver as to any subsequent and/or similar breach or default by either party; or, (ii) constitute or be deemed a modification of this Agreement; or, (iii) affect the rights or obligations of the parties under this Agreement in any way.

16.      INDEMNITY

         16.1 Buyer shall defend, indemnify and hold Seller, its Affiliates and their


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                  respective officers, employees, affiliates, successors or
                  assigns, harmless from and against any and all suits, claims, losses, liabilities, demands, judgments, costs, fines, penalties or expenses (including, without limitation, attorneys' fees) with respect to bodily injury, personal injury, property damage or economic injury sustained by any person and resulting or arising, or allegedly resulting or arising, directly or indirectly, from the sale, transportation, possession, processing, treatment, storage, disposal, further manufacture, use, other reuse or resale of the Product delivered to Buyer by Seller or any other product incorporating the Product. This provision shall survive expiration or other termination of this Agreement and shall be unlimited in amount.

17.      ASSIGNABILITY

         17.1 Neither party shall without the consent in writing of the other party assign any of its rights or obligations arising from this agreement, such consent not to be unreasonably withheld or delayed.

18.      NOTICES

         18.1 Notices and other communications sent by either party to the other in pursuance of the provisions of this agreement shall be in writing and shall be sent to the recipient at the address shown above as its registered office or at such other address as either party may notify the other in writing is to be substituted as the address of the notifying party. Where Buyer is the recipient a copy shall also be sent to Buyer at P.O. Box 17, Oil Sites Road, Ellesmere Port, South Wirral, L65 4HF, England to the attention of both the Purchasing Manager and the Company Secretary.

                  The copy to the Company Secretary shall be sent by facsimile to 151-356-6298 or such other number as may be notified from time to time.

19.      INTERPRETATION

         19.1 The headings of the clauses of this agreement have been inserted for convenience only and they shall not affect its interpretation.

20.      DISPUTES

         20.1 Any disputes between the parties arising out of or in connection with this agreement shall be referred to the chief executive officers of the parties (or their nominees) for resolution. Failing such resolution, such disputes shall be settled by alternative dispute resolution or arbitration, if both parties agree to such a course, but failing agreement such disputes shall

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                  be settled by the English courts applying English Law.


On behalf of THE ASSOCIATED OCTEL COMPANY LIMITED

Signature:__________________________________

Name:_______________________________________

Position:___________________________________

Date:_______________________________________


On behalf of GREAT LAKES CHEMICAL (EUROPE) LIMITED

Signature:__________________________________

Name:_______________________________________

Position:___________________________________

Date:_______________________________________